Exhibit No.  2
---------------

(c)     Certification

                                    EXHIBIT 2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Quarterly report of eSynch Corporation (the "Company") on Form 10-Qsb for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Tom Hemingway and Mark Utzinger, Chief Executive Officer and Vice President, Finance respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 1+5(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Thomas Hemingway
--------------------------------------
    Thomas Hemingway, Chief Executive Officer
    (Authorized Officer)
Date: August 19, 2002


/s/ Mark Utzinger
--------------------------------------
    Mark Utzinger, Vice President - Finance
Date:  August 19, 2002

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2002

eSynch Corporation



By: /S/ Thomas Hemingway
     --------------------------------------
     Thomas Hemingway, Chief Executive Officer
     (Authorized Officer)

By:  /S/ Mark Utzinger
     --------------------------------------
     Mark Utzinger, Vice President - Finance